UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

_______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2025

Rapid Line Inc.

(Exact name of registrant as specified in charter)

Wyoming	000-56569	98-1646802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 South Roop Street, #1915, Carson City, NV	89702
(Address of Principal Executive Offices)	(Zip Code)

415-841-3570

(Registrant’s telephone number, including area code)

51st Floor, T1 Building, Qianhai Excellence No. 1, Shenzhen, China

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 5, 2025, Rapid Line, Inc. (the “Company”) and its controlling shareholder, Nova Aura Limited (collectively, the “Parties”), entered into a material consulting agreement (the “Consulting Agreement”) with Tech Associates, Inc. (the “Consultant”), an entity controlled by Richard Chiang. Pursuant to the Consulting Agreement, the Consultant will provide financial consulting and advisory services to the Company. Mr. Chiang, who currently serves as an officer and director of the Company, is not a party to any agreement or arrangement providing for compensation in connection with his service as an officer or director as of the date of this Current Report on Form 8-K. The foregoing description of the Consulting Agreement is qualified in its entirety by reference as Exhibit 10.7 to this Form 8-K.

Section 5 – Corporate Governance and Management

Item 5.01. Changes in Control of Registrant.

Effective August 22, 2025, the Company effectuated a change in control of Rapid Line, Inc., a Wyoming corporation (the “Company”). On such date, pursuant to a stock purchase agreement (the “Change-in-Control Agreement”), Nova Aura Limited acquired 2,500,000 shares of the Company’s common stock (the “Acquired Shares”) from Jiang Jian. The Acquired Shares represent approximately 68.82% of the outstanding shares of the Company’s common stock and constitute voting control of the Company. Thibault Reichelt is a director of Nova Aura Limited. With the acquisition of the Acquired Shares, Nova Aura Limited became the majority control shareholder of the Company.

The total consideration paid by Nova Aura Limited for the Acquired Shares was $586,473 in cash, the source of which was corporate funds.

In conjunction with the Change-in-Control Agreements, on August 21, 2025, Jiang Jian appointed Richard Chiang as Director of the Company and on August 22, 2025, Jiang Jian resigned as President, sole director, CEO, CFO and Secretary of the Company, and subsequently, Nova Aura Limited elected Richard Chiang to the additional titles of President, CEO, CFO, Secretary, Treasurer and Chairman of the Board of Directors.

Certain information regarding the background of Richard Chiang is set forth below.

Richard Chiang, 54, is the President of Tech Associates Inc., a financial consulting, advisory firm since 2012, and of Corporate Compliance, LLC, a compliance and shareholder activist firm since 2018. He is the Chief Financial Officer and Director of Rafex Gold Corp. Mr. Chiang has held senior leadership positions at Lehman Brothers, Wedbush Securities, Roth Capital Partners LLC, and Bear, Stearns & Co. Inc., managing institutional and high net worth assets. Mr. Chiang has served in principal officer and director positions, taking multiple corporate entities public and executing domestic and international M&A transactions. He has previously held FINRA Series 7, 24, 63, and NASAA Series 65 licenses. From 2017 to 2023, he served as a FINRA arbitrator. Mr. Chiang holds a B.S. from the University of California, Berkeley, Haas School of Business and a degree from the Goldman School of Public Policy.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above under Item 5.01. Changes in Control of Registrant is incorporated in this Item 5.02.

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Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document
10.6	Election of New Officers, Directors
10.7	Consulting Engagement Agreement
17.1	Jiang Jian Resignation Letter
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID LINE INC.

Date: September 9, 2025	By:	/s/ Richard Chiang
Richard Chiang
President, CEO, CFO, Secretary, Treasurer and Chairman of the Board of Directors

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